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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-71561) of our report dated February 10, 1998, except for Note 16 for which the date is March 20, 1998, on our audits of the consolidated financial statements and financial statement schedule of Affiliated Managers Group, Inc. We also consent to the reference to our firm under the caption "Experts."


PricewaterhouseCoopers LLP

Boston, Massachusetts


February 24, 1999